UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2016

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35966	13-3680878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (339) 499-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, bluebird bio, Inc. (the “Company”) appointed Jeffrey T. Walsh as Chief Financial and Strategy Officer and principal financial officer of the Company, in each case, effective March 1, 2016.  Mr. Walsh, 50, has served as the Company’s Chief Operating Officer since May 2011 (and will serve as such through February 29, 2016) and previously served as the Company’s principal financial officer from June 2013 to November 2014.  Prior to joining the Company, Mr. Walsh served as chief business officer of Taligen Therapeutics, Inc. from November 2008 to February 2011.  Mr. Walsh has also held senior business development, finance and operations roles at PathoGenesis Corp. (acquired by Chiron Corporation), Allscripts Healthcare Solutions Inc., EXACT Sciences Corporation and Inotek Pharmaceuticals Corp.  There are no new arrangements or understandings between Mr. Walsh and the Company in connection with his appointment as Chief Financial and Strategy Officer and principal financial officer of the Company.

In connection with the appointment of Mr. Walsh and effective as of March 1, 2016, James M. DeTore will no longer serve as Chief Financial Officer and Treasurer and principal financial officer of the Company, and Mr. DeTore’s employment with the Company will end on March 18, 2016.  In connection with the termination of Mr. DeTore’s employment, he is entitled to certain severance benefits pursuant to the terms of an employment agreement, dated October 20, 2014, between the Company and Mr. DeTore, as set forth in the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2014, which description is incorporated herein by reference.  Mr. DeTore’s departure from the Company did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Also on February 24, 2016, the Company appointed Eric Sullivan as Vice President, Finance and Treasurer of the Company, effective March 1, 2016.  Mr. Sullivan, who has served as the Company’s Senior Director of Finance since November 2013 (and will serve as such through February 29, 2016), will continue to serve as principal accounting officer of the Company, a position he has held since March 2014.  There are no new arrangements or understandings between Mr. Sullivan and the Company in connection with his appointment as Vice President, Finance and Treasurer of the Company.

Item 8.01 Other Events.

On February 25, 2016, the Company issued a press release announcing the appointment of Mr. Walsh as Chief Financial and Strategy Officer and principal financial officer of the Company, the resignation of Mr. DeTore as Chief Financial Officer and Treasurer and principal financial officer, and the appointment of Mr. Sullivan as Vice President, Finance and Treasurer, in each case effective as of March 1, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on February 25, 2016, furnished herewith

ACTIVE/71742392.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
SVP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on February 25, 2016, furnished herewith.